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Exhibit 10.78

FORM OF

INTERCREDITOR AGREEMENT

(Project Lenders)

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Bank Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

                        , 2002

TABLE OF CONTENTS

1.	Definitions and General Provisions			S-2
	1.1	Definitions		S-2
		1.1.1	Other Terms	S-2
	1.2	Interpretation		S-5
2.	Collateral, Priority of Liens, Subordination and Release			S-6
	2.1	Liens and Security Interests		S-6
		2.1.1	Collateral for Bank Secured Obligations	S-6
		2.1.2	Collateral for Second Mortgage Notes Secured Obligations	S-6
	2.2	FF&E Component Collateral		S-6
	2.3	Separate Proceeds Accounts Collateral		S-6
	2.4	Confirmation of Liens		S-6
3.	Rights and Limitation of Actions With Respect to Collateral			S-7
	3.1	Rights and Limitations Applicable to Note Holders		S-7
	3.2	Rights and Limitations Applicable to the Banks		S-8
	3.3	Notification of Events of Default		S-10
	3.4	Certain Waivers by Note Holders		S-11
4.	Rights and Limitations with Respect to Amendments, Waivers and Other Actions Under Facility Agreements			S-11
	4.1	Rights and Limitations Applicable to Note Holders		S-11
	4.2	Rights and Limitations Applicable to the Banks		S-11
	4.3	Waivers and Deferrals of Payments		S-12
	4.4	Waivers and Amendments Binding on Note Holders		S-13
	4.5	Limitation of Liability		S-13
5.	Insolvency or Liquidation Proceedings			S-14
	5.1	Right to file Involuntary Bankruptcy		S-14
	5.2	Certain Agreements and Consents by Note Holders		S-14
	5.3	Avoidance of Bank Secured Obligations in Bankruptcy		S-17
	5.4	No Other Restrictions on Note Holders		S-17
6.	Default Purchase Option			S-17
7.	Representations and Warranties			S-18
	7.1	Organization		S-18
	7.2	Authorization		S-18
	7.3	Binding Agreement		S-18
	7.4	No Consent Required		S-19
	7.5	No Conflict		S-19

i

8.	Miscellaneous Provisions		S-19
	8.1	Notices; Addresses	S-19
	8.2	Further Assurances	S-20
	8.3	Waiver	S-20
	8.4	Entire Agreement	S-20
	8.5	Governing Law	S-20
	8.6	Severability	S-20
	8.7	Headings	S-20
	8.8	Limitations on Liability	S-20
	8.9	Consent of Jurisdiction	S-20
	8.10	Successors and Assigns	S-21
	8.11	Counterparts	S-21
	8.12	No Third Party Beneficiaries	S-21
	8.13	Amendment for New Project Credit Parties	S-21
	8.14	Trust Indenture Act	S-21
	8.15	Reinstatement	S-21
	8.16	Attorneys' Fees	S-22

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FORM OF INTERCREDITOR AGREEMENT

(Project Lenders)

        THIS INTERCREDITOR AGREEMENT is made as of                        , 2002, by and among DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Administrative Agent acting on behalf of itself and the Bank Lenders pursuant to the Bank Credit Agreement (in such capacity, the "Bank Agent"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association in its capacity as Trustee under the Second Mortgage Note Indenture (in such capacity, the "Indenture Trustee").

RECITALS:

                A.    The Project.    Wynn Las Vegas, LLC, a Nevada limited liability company (the "Company"), proposes to develop, construct and operate the Le Reve Hotel Casino, a large-scale, hotel, casino, golf course and entertainment complex with related ancillary facilities, all as part of the redevelopment on the site of the former Desert Inn Resort & Casino.

                B.    The Bank Credit Facility.    Concurrently herewith, the Company, the Bank Agent, the Bank Lenders and the other parties named therein have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide the Bank Credit Facility to the Company.

                C.    The Second Mortgage Note Indenture.    Concurrently herewith, the Company, Wynn Las Vegas Capital Corp., certain guarantors named therein and the Indenture Trustee have entered into the Second Mortgage Note Indenture pursuant to which the Company and Wynn Las Vegas Capital Corp. will issue the Second Mortgage Note.

                D.    FF&E Facility.    Concurrently herewith, the Company, the FF&E Agent and the FF&E Lenders have entered into the FF&E Facility Agreement pursuant to which the FF&E Lenders have agreed, subject to the terms thereof, to provide the FF&E Facility to the Company. The proceeds of the FF&E Facility will be used to acquire the FF&E Component and the Aircraft (as defined in the FF&E Facility Agreement).

                E.    Financing for the Project.    The Company is financing the development of the Project, in part, with the proceeds of the Bank Credit Facility, the FF&E Facility and the Second Mortgage Note. In addition to certain other collateral and security interests:

            (1)  the Bank Credit Facility is secured (i) by a first priority lien on the Bank Proceeds Account Collateral and the Hotel/Casino Collateral, and (ii) by a second priority lien on the FF&E Component Collateral as more particularly described in Section 2.1 and Section 2.2 hereof;

            (2)  the Second Mortgage Note are secured (i) by a first priority lien on the Second Mortgage Note Proceeds Account Collateral, (ii) by a second priority lien on Hotel/Casino Collateral and (iii) by a third priority lien on the FF&E Component Collateral, as more particularly described in Section 2.1 and Section 2.2 hereof; and

            (3)  the FF&E Facility is secured by a first priority lien on the FF&E Collateral as defined and more particularly described in the FF&E Intercreditor Agreement.

                F.    Disbursement Agreement.    The Company, the Bank Agent, the Indenture Trustee, the FF&E Agent and the Disbursement Agent, have entered into that Master Disbursement Agreement as of even date herewith (the "Disbursement Agreement"), in order to set forth, among other things, (a) the mechanics for and allocation of the Company's request for advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the initial advance and conditions precedent to subsequent advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and (d) common Events of Default and remedies during construction of the Project.

                G.    Intercreditor Agreement.    The Project Credit Parties desire to enter into this Agreement in order to set forth certain provisions relating to their respective rights in the Collateral, the exercise of remedies upon the occurrence of an event of default, the application of proceeds of enforcement and certain other matters.

                NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Project Credit Parties agree as follows:

1.    Definitions and General Provisions.

          1.1    Definitions.    Except as otherwise expressed and provided herein, all capitalized terms used in this Agreement and its Exhibits and not otherwise defined herein shall have the meanings given to such terms in the Disbursement Agreement. Except as set forth herein, the rules of interpretations set forth in Exhibit A to the Disbursement Agreement shall apply.

            1.1.1    Other Terms.    The following terms shall have the meanings set forth below:

                "Account Collateral" or "Accounts Collateral" means, collectively, all of the Company Accounts (other than the FF&E Proceeds Account) and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the Collateral Account Agreements and any proceeds of the foregoing. When the term "Collateral" is used in conjunction with any of the foregoing accounts (e.g., the "Second Mortgage Notes Proceeds Account Collateral"), said Account Collateral means the specified account and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the applicable Collateral Account Agreement, and any proceeds of the foregoing except to the extent such proceeds are deposited into another account pursuant to the terms of the Disbursement Agreement or the Collateral Account Agreements.

                "Agreement" has the meaning given in the preamble hereto.

                "Bank Agent" means Deutsche Bank Trust Company Americas or its successor or assignee in its capacity as Administrative Agent under the Bank Credit Agreement.

                "Bank Credit Facility" means, collectively, the delay draw term loan credit facility and the revolving credit facility (including the letter of credit facility thereunder) described and made available to Wynn Las Vegas by the Bank Lenders pursuant to the Bank Credit Agreement.

                "Bank Financing Agreements" means the Bank Credit Agreement, the Bank Fee Letter, the FF&E Intercreditor Agreement, this Agreement, the Bank Security Documents and any other agreement, document or instrument entered into or delivered by a member of the Company Group on, prior to or after the Closing Date with or to the Bank Agent or the Bank Lenders in connection with the financing of the Project.

                "Bank Financing Period" means the period commencing on the date of the initial Advance under the Bank Credit Facility and ending upon Discharge of the Bank Secured Obligations.

                "Bank Lenders" means, collectively, (a) the Bank lenders pursuant to the Bank Credit Agreement and (b) the counterparties to Interest Rate Agreements (as defined in the Bank Credit Agreement) that are permitted to be secured by the Bank Security Documents, in each case, or their successors or assignees in such capacity as lenders or counterparties, as the case may be, under the Bank Credit Agreement.

                "Bank Secured Obligations" means all Obligations of the Company Group to the Bank Agent and the Bank Lenders under the Bank Credit Facility, the Bank Security Documents and the other Bank Financing Agreements, including, without limitation, amounts paid by the Bank Lenders pursuant to the Default Pay Off Option under the FF&E Intercreditor Agreement and Obligations in respect of Interest Rate Agreements (as defined in the Bank Credit Agreement), but only to the extent that the Bank Credit Agreement permits such Interest Rate Agreement Obligations to be secured by the Bank Security Documents.

                "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors now or hereafter in effect.

                "Blocking Event" means (a) the occurrence of an Event of Default under Section 8(a) of the Bank Facility Agreement (Payment Default) or (b) that the Bank Secured Obligations have become due and payable in full (whether at maturity, upon acceleration or otherwise).

                "Collateral" means the following unique and separate categories of property encumbered to secure the Obligations to any of the Secured Lenders: (a) the Hotel/Casino Collateral, (b) the FF&E Collateral and (c) the Separate Proceeds Accounts Collateral.

                "Company Group" means, collectively, the Company and any Affiliate of the Company that has incurred any Obligations or pledged any Collateral under any Financing Agreement.

                "Credit Bid Rights" means, in respect of any order relating to a sale of assets in any Insolvency or Liquidation Proceeding, that:

(a)
such order grants the Second Mortgage Note Holders (individually and in any combination) the right to bid at the sale of such assets and the right to offset such Second Mortgage Note Holders' claims secured by liens upon such assets against the purchase price of such assets if:

(i)
the bid of such Second Mortgage Note Holders is the highest bid or otherwise determined by the court to be the best offer at the sale; and

(ii)
the bid of such Second Mortgage Note Holders includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale to achieve the Discharge of the Bank Secured Obligations and to satisfy all liens entitled to priority over the liens securing the Bank Secured Obligations that attach to the proceeds of the sale, if such amount were applied on the date of the sale to the payment in cash of:
(A)
all unpaid Bank Secured Obligations;

(B)
all unpaid claims secured by any such liens entitled to priority over the liens securing the Bank Secured Obligations; and

(C)
all claims and costs, including those incurred in connection with the sale by the Bank Agent or the Bank Lenders, required by such order to be paid from the proceeds of the sale in priority over the Bank Secured Obligations, whether or not the order requires or permits such amount to be so applied; and
(b)
such order allows the claims of the Second Mortgage Note Holders in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

                "Default Purchase Option" means the option granted to the Indenture Trustee on behalf of the Second Mortgage Note Holders pursuant to Section 6 hereof to purchase the Bank Secured Obligations.

                "Disbursement Agent" means Deutsche Bank Trust Company Americas or its successor or assignee in its capacity as Disbursement Agent under the Disbursement Agreement.

                "Disbursement Agreement Default" means the occurrence and continuance of an Event of Default under, and as defined in, the Disbursement Agreement.

                "Disbursement Agreement Default Date" the date upon which a Disbursement Agreement Default occurs.

                "Discharge" means (a) in respect of the Bank Facility, the termination of all commitments to extend credit under the Bank Credit Facility, indefeasible payment in full in cash of the principal of and interest and premium (if any) on all Bank Secured Obligations, termination, cancellation or expiration of all letters of credit issued under the Bank Credit Facility and indefeasible payment in full in cash of all other Bank Secured Obligations that are unpaid at the time the principal and interest are indefeasibly paid in full in cash and (b) in respect of the Second Mortgage Note, indefeasible payment in full in cash of the principal of and interest and premium (if any) on all Second Mortgage Note Secured Obligations and indefeasible payment in full in cash of all other Second Mortgage Note Secured Obligations that are unpaid at the time the principal and interest are indefeasibly paid in full in cash.

                "Eligible Purchaser" means any Person or Persons at any time or from time to time designated by the holders of at least 25% in outstanding principal amount of the Second Mortgage Note, voting as a single class, as entitled to exercise the Default Purchase Option.

                "Event of Default" means, as the context requires, (i) a Disbursement Agreement Default, or (ii) the occurrence and continuance of an "Event of Default" by or with respect to the Company under the applicable Financing Agreement that has not been waived by the applicable Project Credit Party (it being understood that the provisions of Section 1.2 of this Agreement shall not apply to any such waiver).

                "Facility or Facilities" means, as the context requires, any or all of the Bank Credit Facility and the Second Mortgage Note Proceeds.

                "Facility Agreements" means, collectively, the Bank Credit Agreement and the Second Mortgage Note Indenture.

                "FF&E Component Collateral" has the meaning given in the FF&E Intercreditor Agreement.

                "FF&E Financing Agreements" means the FF&E Facility Agreement, the FF&E Security Documents and any other agreement, document or instrument entered into or delivered by a member of the Company Group on, prior to or after the Closing Date with or to the FF&E Agent or the FF&E Lenders in connection with the financing of the Project.

                "FF&E Secured Obligations" means all Obligations of the Company Group to the FF&E Agent and the FF&E Lenders under the FF&E Facility Agreement, the FF&E Security Documents and the other FF&E Financing Agreements.

                "Guarantor" shall have the meaning given in the Bank Credit Agreement.

                "Hotel/Casino Collateral" means all real and personal property encumbered to secure the Bank Secured Obligations under the Bank Security Documents and the Second Mortgage Notes Secured Obligations under the Second Mortgage Notes Security Documents other than (i) the Separate Proceeds Accounts Collateral and (ii) the FF&E Collateral, provided, however, that after the release of any portion of the Hotel/Casino Collateral in accordance with the Bank Credit Agreement and the Second Mortgage Notes Indenture, the Hotel/Casino Collateral shall exclude such released Collateral.

                "Indenture Trustee" means Wells Fargo Bank, National Association or its successor or assignee in its capacity as Trustee under the Second Mortgage Notes Indenture.

                "Insolvency or Liquidation Proceeding" means (1) any case commenced by or against the Company Group or any Person within the Company Group under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company Group or any Person within the Company Group, any receivership or assignment for the benefit of creditors relating to the Company Group or any Person within the Company Group or any similar case or proceeding relative to the Company Group or any Person within the Company Group or their creditors, as such, in each case whether or not voluntary; (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company Group or any Person within the Company Group, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company Group or any Person within the Company Group are determined and any payment or distribution is or may be made on account of such claims.

                "Notice of Default" means a notice of default which must be recorded in the official real property records of Clark County, Nevada, in order to commence non-judicial foreclosure of a Deed of Trust in accordance with applicable Nevada law.

                "Project Credit Parties" means the Bank Agent and the Indenture Trustee.

                "Second Mortgage Notes Financing Agreements" means the Second Mortgage Notes Indenture, the Second Mortgage Notes, the Disbursement Agreement, the FF&E Intercreditor Agreement, this Agreement, the Second Mortgage Notes Security Documents and any other agreement, document or instrument entered into or delivered by a member of the Company Group on, prior to or after the Closing Date with or to the Indenture Trustee or the Second Mortgage Note Holders in connection with the financing of the Project.

                "Second Mortgage Notes Secured Obligations" means all Obligations of the Company Group under the Second Mortgage Notes Indenture, the Second Mortgage Notes, the Second Mortgage Notes Security Documents and the other Second Mortgage Notes Financing Agreements, including, without limitation, amounts paid by any Second Mortgage Note Holder pursuant to the Default Payoff Option under the FF&E Intercreditor Agreement.

                "Secured Lenders" means the Bank Agent, the Bank Lenders, the Indenture Trustee and the Second Mortgage Note Holders.

                "Secured Obligations" means the Bank Secured Obligations or the Second Mortgage Notes Secured Obligations, as the context requires.

                "Securities Intermediary" means any entity acting in its capacity as Securities Intermediary under any Collateral Account Agreement.

                "Separate Proceeds Accounts Collateral" means, collectively, the Second Mortgage Notes Proceeds Account Collateral and the Bank Proceeds Account Collateral.

          1.2    Interpretation.    To the extent that reference is made in this Agreement to any term defined in, or to any other provision of, any other agreement, such term or provision shall continue to have the original meaning thereof notwithstanding any termination, expiration or amendment of such other agreement; provided, however, that to the extent that the Disbursement Agreement or any other agreement to which all of the Project Credit Parties are parties is amended in accordance with the terms thereof and hereof, then any references herein to such terms and provisions of such document shall be to such terms or provisions as so amended.

2.    Collateral, Priority of Liens, Subordination and Release.

          2.1    Liens and Security Interests.    The Project Credit Parties agree that each Secured Lender shall have the benefit of the following liens on and security interests in the Collateral:

            2.1.1    Collateral for Bank Secured Obligations.    The Bank Secured Obligations shall be secured by (a) a first priority lien on and security interest in the Bank Proceeds Account Collateral and the Hotel/Casino Collateral and (b) subject to the lien and security interest of the FF&E Agent and FF&E Lenders in the FF&E Component Collateral, by a first priority lien on and security interest in the FF&E Component Collateral.

            2.1.2    Collateral for Second Mortgage Notes Secured Obligations.    The Second Mortgage Notes Secured Obligations shall be secured by (a) a first priority lien on and security interest in the Second Mortgage Notes Proceeds Account Collateral, (b) by a second priority lien on and security interest in the Hotel/Casino Collateral and (c) subject to the lien and security interest of the FF&E Agent and the FF&E Lenders in the FF&E Component Collateral, by a second priority lien on and security interest in the FF&E Component Collateral, which second priority liens and security interests described in clauses (b) and (c) above shall be subject and subordinate to the lien and security interest in the Hotel/Casino Collateral and the FF&E Component Collateral securing the Bank Secured Obligations.

          2.2    FF&E Component Collateral.    The Project Credit Parties acknowledge that pursuant to the FF&E Intercreditor Agreement, and subject to the terms and conditions thereof, the FF&E Agent and the FF&E Lenders shall, from and after the initial Advance under the FF&E Facility, have a first priority lien on and security interest in a portion or all of the FF&E Component Collateral. None of the rights or obligations of the FF&E Agent, the Bank Agent or the Indenture Trustee under the FF&E Intercreditor Agreement shall affect or otherwise modify the rights and obligations of the Bank Agent or the Indenture Trustee hereunder.

          2.3    Separate Proceeds Accounts Collateral.    The Second Mortgage Notes Proceeds Account Collateral secures only the Second Mortgage Notes Secured Obligations, and no other Project Credit Party shall have any liens thereon or any security interest therein. The Bank Proceeds Account Collateral secures only the Bank Secured Obligations, and no other Project Credit Party shall have any liens thereon or any security interest therein.

          2.4    Confirmation of Liens.    Each Project Credit Party hereto hereby confirms and agrees that the liens and security interests held by or for the benefit of each Secured Lender in the Collateral, as provided for in the preceding provisions of this Section 2 shall secure all Obligations of the Company Group and any Person within the Company Group now or hereafter owing to each Secured Lender in connection with the applicable Facility throughout the term of this Agreement, in each case with the priority specified in Section 2.1, notwithstanding (a) the availability of any other collateral to any Secured Lender, (b) the actual date and time of execution, delivery, recording, filing and perfection of any of the Security Documents, or (c) the fact that any lien or security interest created by any of the Security Documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under any Bankruptcy Law. All provisions of this Agreement, including but not limited to, all matters relating to the creation, validity, perfection, priority, subordination and release of the liens and security interests intended to be created by the Security Documents and all provisions regarding the allocation and priority of payments with respect to any Facility shall survive Insolvency or Liquidation Proceeding and be fully enforceable by and against each Project Credit Party hereto during any such proceeding. In the event of an Insolvency or Liquidation Proceeding, each Project Credit Party further confirms and agrees that the Obligations due and outstanding under and with respect to each Facility shall include all principal, additional advances permitted hereunder,

  Protective Advances made by such Project Credit Party, interest, default interest, LIBOR breakage and swap breakage, post petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any such proceedings, even if the claim for such amounts is disallowed pursuant to applicable law, and all proceeds from the sale or other disposition of the Collateral shall be paid to the Secured Lenders in the order and priority provided for in this Section 2 notwithstanding the disallowance of any such claim or the invalidity or subordination of any lien on or security interest in the Collateral under applicable law.

3.    Rights and Limitation of Actions With Respect to Collateral.

          3.1    Rights and Limitations Applicable to Note Holders.

            3.1.1    Subject to Section 3.1.2 below, during the Bank Financing Period, the Indenture Trustee shall not, and shall not authorize or direct any Person acting for it, or any Second Mortgage Note Holder to exercise any right or remedy with respect to any Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any Collateral, including, without limitation, any right, remedy or action to:

    (a)
    take possession of or control over any Collateral;

    (b)
    exercise any collection rights in respect of any Collateral;

    (c)
    exercise any right of set-off against any property subject to any lien securing the Bank Secured Obligations;

    (d)
    foreclose upon any Collateral or take or accept any transfer of title in lieu of foreclosure upon any Collateral;

    (e)
    enforce any claim to the proceeds of insurance upon any Collateral;

    (f)
    deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for the Bank Agent or any Bank Lender in respect of any Collateral;

    (g)
    otherwise enforce any remedy available upon default for the enforcement of any lien upon the Collateral, including any Exercise of Remedies during the Standstill Period (each, as defined in the FF&E Intercreditor Agreement);

    (h)
    deliver any notice or commence any proceeding for any of the foregoing purposes;

    (i)
    seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing; or

    (j)
    subject to Section 3.2.3 below, retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor.

            3.1.2    Notwithstanding Section 3.1.1 above, any right or remedy set forth in clauses (a) through (j) thereof may be exercised and any such action may be taken, authorized or instructed:

    (a)
    if all the Bank Secured Obligations are purchased by a Person entitled to purchase the outstanding Bank Secured Obligations upon exercise of the Default Purchase Option;

    (b)
    as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver (subject to the prior Discharge of the Bank Secured Obligations) any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of the Bank Secured Obligations in the event of foreclosure or other enforcement of any lien securing the Bank Secured Obligations, so long as the enforcement of any such lien securing the Bank Secured Obligations is not adversely affected or delayed;

    (c)
    as necessary to perfect a lien upon any Collateral by any method of perfection except through possession or control;

    (d)
    subject to all the other provisions of this Agreement, as necessary to prove (but not enforce) the liens securing the Second Mortgage Notes Secured Obligations or as necessary to preserve or protect (but not enforce) the liens securing the Second Mortgage Notes Secured Obligations in any manner that is not adverse to the grant, perfection, priority or enforcement of liens securing the Bank Secured Obligations and does not adversely affect or delay any exercise or enforcement of the rights and remedies of the Bank Agent and the Bank Lenders; or

    (e)
    after obtaining the prior written consent of the Bank Agent, which consent shall be subject to the Bank Agent's sole discretion.

            3.1.3    Nothing in this Agreement or any other Financing Agreement shall:

    (a)
    impair as between the Company Group and the Second Mortgage Note Holders, the obligation of the Company and all guarantors within the Company Group, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages (as defined in the Second Mortgage Notes Indenture), if any, on the Second Mortgage Notes in accordance with their terms or any other obligation of the Company or any other Person within the Company Group under the Mortgage Note Financing Agreements;

    (b)
    affect the relative rights of the Second Mortgage Note Holders and creditors of the Company (other than the Bank Agent and the Bank Lenders); or

    (c)
    restrict the right of the Second Mortgage Note Holders to sue for payments that are then due and owing or accelerate the Second Mortgage Notes Secured Obligations; or

    (d)
    prevent the Indenture Trustee or any Second Mortgage Note Holder from exercising any rights or remedies they may have against the Company or any Person within the Company Group, subject to the rights of the Bank Agent and the Bank Lenders hereunder and the Obligations of the Indenture Trustee and the Second Mortgage Note Holders hereunder.

          3.2    Rights and Limitations Applicable to the Banks.

            3.2.1    Subject to Sections 3.2.2 and 3.2.3 below, at all times during the Bank Financing Period the Bank Agent and the Bank Lenders shall have the exclusive right to manage, perform and enforce the terms of the Bank Security Documents with respect to all Collateral and to exercise and enforce all privileges and rights thereunder according to their discretion and exercise of their business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (a) through (j) of Section 3.1.1 above. Without limiting the generality of the foregoing, at all times during the Bank Financing Period:

    (a)
    the Bank Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft or destruction or condemnation of any Collateral and all claims under insurance constituting Collateral;

    (b)
    subject to Section 5.21 of the Disbursement Agreement, all proceeds of insurance on or constituting Collateral and all condemnation awards resulting from a taking of any Collateral will inure to the benefit of, and will be paid to, the Bank Agent and the Bank Lenders;

    (c)
    the Bank Agent shall have the sole right to enforce the provisions of the FF&E Intercreditor Agreement against the FF&E Agent (provided that the Second Mortgage Note Holders or any of them may exercise the Default Payoff Option as defined and subject to the terms of the FF&E Intercreditor Agreement); and

    (d)
    the Indenture Trustee will cooperate, if necessary and as reasonably requested by the Bank Agent, in effecting the payment of insurance proceeds to the Bank Agent as described above.

                In connection therewith, each of the Indenture Trustee and the Second Mortgage Note Holders waives any and all rights to affect the method or challenge the appropriateness of any action by the Bank Agent and the Bank Lenders and subject to Sections 3.2.2. and 3.2.3 below, hereby consents to each of the Bank Agent and the Bank Lenders exercising or not exercising such rights and remedies as if no lien securing the Second Mortgage Notes Secured Obligations existed, except only that the Indenture Trustee and the Second Mortgage Note Holders reserve all rights granted by law (i) to request or receive notice of any sale of Collateral in foreclosure of any Lien securing the Bank Secured Obligations and (ii) to redeem any Collateral or enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of the Bank Secured Obligations as provided in Section 3.1.2(b).

            3.2.2    Notwithstanding Section 3.2.1 above, if (a) the Bank Agent shall at any time record a Notice of Default in respect of an Event of Default under the Bank Credit Agreement and (b) on the date of such recordation the aggregate outstanding amount of Bank Secured Obligations is no greater than $100,000,000, then neither the Bank Agent nor the Bank Lenders shall be entitled to complete a foreclosure against or other realization upon any portion of the Collateral that is material or essential to the construction or operation of the Project earlier than 180 days after the Bank Agent provides to the Indenture Trustee the notice contemplated in Section 3.3 in respect of such Event of Default. For purposes of the foregoing, the Project Credit Parties agree that neither the Phase II Land nor the equity interests in any Person within the Company Group that have been pledged to secure the Bank Secured Obligations shall at any time be deemed to be material or essential to the construction or operation of the Project.

            3.2.3    (a) Notwithstanding Sections 3.1.1(c) and 3.2.1 above, the Indenture Trustee and the Second Mortgage Notes Holders shall be permitted to receive and retain, free from any liens or security interests in favor of the Bank Agent or the Bank Lenders, any and all payments made thereto by or on behalf of the Company Group or any Person within the Company Group, other than:

    (i)
    payments which are made during the Bank Financing Period in breach of any provision of the Bank Credit Agreement or Bank Security Documents;

    (ii)
    Payment of amounts during the Bank Financing Period which constitute proceeds from the sale, transfer or other disposition of any Collateral or proceeds from any insurance policy or condemnation settlement or award, in each case, in respect of any Collateral;

    (iii)
    payments obtained or received during the Bank Financing Period in connection with or as a result of any breach of Section 3.1(a) through (i) above; and

    (iv)
    payments obtained or received during the Bank Financing Period (A) at any time after the Indenture Trustee has received written notice (and prior to the rescission of such notice) that a Blocking Event has occurred or (B) at any time after the commencement of an Insolvency or Liquidation Proceeding in respect of the Company Group or any Person within the Company Group.

Any payment received by the Indenture Trustee or any Second Mortgage Note Holder (including, without limitation, payments and prepayments made for application against the Second Mortgage Notes Secured Obligations and all other payments and deposits made pursuant to any provision of the Second Mortgage Notes Indenture or any Second Mortgage Notes Security Documents) during the Bank Financing Period in violation of any of clauses (i) through (iv) above shall be held in trust for the benefit of the Bank Agent and the Bank Lenders and shall be turned over to the Bank Agent promptly upon the Bank Agent's request.

    (b)
    Notwithstanding Section 3.2.1, from and after the occurrence of an Event of Default under the Bank Facility Agreement but so long as a Blocking Event has not occurred, the Bank Agent may seize control of the Accounts and the Accounts Collateral and issue instructions to the Disbursement Agent or any Securities Intermediary under any Collateral Account Agreement with respect to the Accounts and the Accounts Collateral (other than the Second Mortgage Notes Proceeds Collateral), provided that in such circumstances the Bank Agent (i) may not apply the Accounts Collateral against Bank Secured Obligations which have not become due and payable and (ii) may not restrict or prohibit the Company (or the Disbursement Agent or Securities Intermediary acting at the request of the Company) from (A) using Project revenues from and after the Opening Date to pay costs and expenses necessary or appropriate, in the reasonable judgment of the Bank Agent, to continue to operate the Project in the ordinary course or (B) using Project revenues to pay scheduled debt service in respect of the Bank Secured Obligations, the Second Mortgage Notes Secured Obligations or the FF&E Secured Obligations. None of the foregoing limitations on the Bank Agent's rights and remedies shall apply from and after the occurrence and during the continuance of a Blocking Event. In addition, in the event that pursuant to Section 7.27 of the Bank Credit Agreement, amounts on deposit in the Project Liquidity Reserve Account are permitted to be used to pay Debt Service on the Second Mortgage Notes, the Bank Agent shall upon receipt of a Note Debt Service Shortfall Notice from the Indenture Trustee, so long as no Blocking Event has occurred and is continuing, cause funds to be released from the Project Liquidity Reserve Account and paid to the Indenture Trustee in the amount set forth in the Note Debt Service Shortfall Notice or, if less, the amount permitted to be used for such purpose pursuant to Section 7.27 of the Bank Credit Agreement.

          3.3    Notification of Events of Default.    Each Credit Party hereby agrees, for the benefit of the other Credit Party, to use best efforts to provide written notice to such other Credit Party within 10 Business Days after obtaining actual knowledge of the occurrence or assertion of an Event of Default under their respective Facilities. Neither Credit Party shall have any liability to the other for failing to provide any such notice, but such release from liability shall not affect the Bank Agent's and the Bank Lenders' obligation under Section 3.2.2 above.

          3.4    Certain Waivers by Note Holders.    To the fullest extent permitted by law, the Indenture Trustee and the Second Mortgage Note Holders waive and agree not to assert or enforce at any time during the Bank Financing Period:

    (a)
    any right of subrogation to the rights or interests of the Bank Agent or the Bank Lenders or any claim or defense based upon impairment of any such right of subrogation;

    (b)
    any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles; and

    (c)
    any statutory right of appraisal or valuation accorded to a junior lienholder in a proceeding to foreclose a senior lien,

in each case, that otherwise may be enforceable in respect of any lien securing the Second Mortgage Notes Secured Obligations as against the Bank Agent or the Bank Lenders.

4.    Rights and Limitations with Respect to Amendments, Waivers and Other Actions Under Facility Agreements.

          4.1    Rights and Limitations Applicable to Note Holders.    Prior to the Discharge of the Bank Secured Obligations, the Indenture Trustee will not enter into, and the Second Mortgage Note Holders will not authorize or direct, any amendment of or supplement to any Second Mortgage Notes Security Document relating to any Collateral that would make such Second Mortgage Notes Security Document inconsistent in any material respect with the comparable provisions of the Bank Security Document upon such Collateral. No such amendment or supplement will be enforceable. For purposes of the foregoing, (a) no inconsistency reflected in the Second Mortgage Notes Security Documents delivered at the time of the issuance of the Second Mortgage Notes, as compared with the corresponding provisions of the comparable Bank Security Document then in effect, will be subject to the provisions of this Section and (b) subject to clause (a) above, any provision granting rights or powers to the Indenture Trustee or any Second Mortgage Note Holder that are not granted to the Bank Agent and the Banks will constitute a material inconsistency.

          4.2    Rights and Limitations Applicable to the Banks.

          The Bank Agent and the Bank Lenders may at any time and from time to time, without the consent of or notice to the Indenture Trustee or any Second Mortgage Note Holder, without incurring any responsibility or liability to the Indenture Trustee or any Second Mortgage Note Holder and without in any manner prejudicing, affecting or impairing the ranking or priority of the liens and the security interests in the Collateral created by the Bank Security Documents or the rights and obligations of the Project Credit Parties hereunder:

    (a)
    make loans and advances to the Company Group or any Person within the Company Group or issue, guaranty or obtain letters of credit for account of the Company Group or any Person within the Company Group or otherwise extend credit to the Company Group or any Person within the Company Group in any amount (subject to the provisions of the Second Mortgage Notes Indenture relating to the maximum amount of first priority lien indebtedness) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any Default or Event of Default or failure of condition is then continuing;

    (b)
    change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or, subject to Section 8.13 hereof, refinance, any Bank Secured Obligations or any agreement, guaranty, lien or obligation of the Company Group or any Person within the Company Group or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any Bank Secured Obligations or liens securing Bank Secured Obligations or any such agreement, guaranty, lien or obligation; provided that notwithstanding any other provision herein to the contrary, the Bank Agent and the Bank Lenders may not amend Section 7.27 of the Bank Credit Agreement;

    (c)
    increase or reduce the amount of any Bank Secured Obligation (subject to the provisions of the Second Mortgage Notes Indenture relating to the maximum amount of the first priority lien indebtedness) or the interest, premium, fees or other amounts payable in respect thereof;

    (d)
    release or discharge any Bank Secured Obligation or any guaranty thereof or any agreement or obligation of the Company Group or any Person within the Company Group or any other Person with respect thereto;

    (e)
    take or fail to take any first priority lien or any other collateral security for any Bank Secured Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any lien securing a Bank Secured Obligation or any other lien upon any property is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any property subject to any lien are applied to the payment of any Bank Secured Obligation or any other obligation secured thereby;

    (f)
    release, discharge or permit the lapse of any or all liens securing a Bank Secured Obligation or any other liens upon any property at any time;

    (g)
    exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any Guarantor or any collateral security or any other Person or property in respect of any Bank Secured Obligation or any lien securing any Bank Secured Obligation or any right or power under the Bank Security Documents and hereunder and apply any payment or proceeds of collateral in any order of application; or

    (h)
    sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any lien securing any Bank Secured Obligation.

          No (a) exercise, delay in exercising or failure to exercise any right arising under the Bank Security Documents or this Agreement, (b) act or omission of the Bank Agent or any Bank Lender in respect of the Company Group or any Person within the Company Group or any other Person or any collateral security for any Bank Secured Obligation or any right arising under the Bank Security Documents and hereunder, (c) change, impairment, or suspension of any right or remedy of the Bank Agent or any Bank Lender, or (d) other act, failure to act, circumstance, occurrence or event, including, without limitation, the acts listed in Section 4.2.1 above, which, but for this provision, would or could act as a release or exoneration of the agreements or obligations of the Indenture Trustee or any Second Mortgage Note Holder hereunder shall in any way affect, decrease, diminish or impair any of such agreements or obligations, including, without limitation, the lien subordination provisions and the standstill obligations set forth in Sections 2.1 and 3.1 hereof.

          No amendment, supplement, waiver or change otherwise permitted by the Second Mortgage Notes Indenture in respect of the Bank Security Documents will be prohibited or in any manner restricted or affected by, or by reason of, the provisions of this Agreement.

          4.3    Waivers and Deferrals of Payments.    Any Project Credit Party may, without the consent of the other Project Credit Parties, defer any payments due under its Facility or waive any provisions thereof.

          4.4    Waivers and Amendments Binding on Note Holders.

                  The Project Credit Parties agree that from and after the Initial Advance under the Bank Facility the Bank Agent shall have the exclusive right, without the consent of the Indenture Trustee (but subject to any right of the FF&E Agent to consent to such amendment or waiver to the extent such consent is required under the Disbursement Agreement and/or the FF&E Intercreditor Agreement), to amend the Disbursement Agreement or to waive any Default or Event of Default by or with respect to the Company or any Person within the Company Group under the Disbursement Agreement (i.e., any Potential Event of Default or Disbursement Agreement Default), provided, however, that without the consent of the holders of a majority (in aggregate principal amount) of the Second Mortgage Notes, (a) such waiver of a Disbursement Agreement Default must be made not later than one hundred eighty (180) days following the applicable Disbursement Agreement Default Date, (b) the Bank Agent shall not waive any default or event of default which otherwise independently (not by cross-default or cross-reference to another agreement) constitutes a default or event of default under the Second Mortgage Notes Indenture, (c) the Bank Agent shall not amend the definition of or the conditions or circumstances requiring a Required Scope Change Approval and shall not waive any default or event of default resulting from, or any condition relating to, implementation of a Scope Change for which a Required Scope Change Approval is required pursuant to Section 6.2.1 of the Disbursement Agreement or (d) amend or waive any default or event of default under Sections 7.12 or 7.1.11 of the Disbursement Agreement ("in balance" and "Project Completion Date") or amend or waive any provision so as to effect an amendment or waiver of such Sections.

          The Project Credit Parties agree that from and after the initial Advance under the Bank Facility, without the consent of any Indenture Trustee, any amendment, waiver or consent agreed to, upon any terms and conditions, by, on the one hand, the Company Group or any Person within the Company Group that is party to a Bank Security Document and, on the other hand, the Bank Agent, in respect of any provision of any Bank Security Document, will automatically apply, on the same terms and subject to the same conditions to the corresponding provision of the comparable Mortgage Note Security Document. Such application to the Second Mortgage Notes Security Documents shall become effective upon the delivery by the Bank Agent of written notice of such amendment, waiver or consent, and the terms and conditions thereof, to the Indenture Trustee, if the notice states that such amendment, waiver or consent has become effective as to such agreement and is, pursuant to this Section 4.4.2 likewise effective as to the corresponding provision of the comparable Mortgage Note Security Document; provided, however, that no amendment, waiver or consent of a Bank Security Document which effects or relates to a release of lien shall apply to or otherwise amend or affect any Second Mortgage Notes Security Document. Any such amendment, waiver or consent need not otherwise be confirmed by the Indenture Trustee or any Second Mortgage Note Holder in order to be effective.

          4.5    Limitation of Liability

          Except as expressly set forth herein, none of the Bank Agent or any Bank Lender will have any duty, express or implied, fiduciary or otherwise, to the Indenture Trustee or any Second Mortgage Note Holder.

          To the maximum extent permitted by law, each of the Indenture Trustee and each Second Mortgage Note Holder waives any claim it may have against the Bank Agent or any Bank Lender with respect to or arising out of any action or failure to act or any error of judgment or negligence on the part of the Bank Agent or any Bank Lender or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Bank Secured Obligations or under the Bank Security Documents or any transaction relating to the Collateral. Neither the Bank Agent nor any Bank Lender nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the

  Collateral or for any delay in doing so, except to the extent arising out of the gross negligence or willful misconduct of the Bank Agent or any such Bank Lender or any of their respective directors, officers, employees or agents, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Person within the Company Group or upon the request of any Second Mortgage Note Holder or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          The Bank Agent and the Bank Lenders, on the one hand, and the Indenture Trustee and the Second Mortgage Note Holders, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Company Group and all other circumstances bearing upon the risk of nonpayment of the Bank Secured Obligation or Second Mortgage Notes Secured Obligations, as the case may be. Except as set forth in Section 3.3, the Bank Agent and the Bank Lenders shall have no duty to advise the Indenture Trustee or any Second Mortgage Note Holder of information regarding such condition or circumstances or as to any other matter. If the Bank Agent or any Bank Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Indenture Trustee or any Second Mortgage Note Holder it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, or undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

5.    Insolvency or Liquidation Proceedings

          5.1    Right to file Involuntary Bankruptcy.    Notwithstanding any other provision of this Agreement to the contrary, any Secured Lender shall be entitled, at any time and upon its sole discretion, to initiate or join as a petitioning creditor in an involuntary Insolvency or Liquidation Proceeding against any Person within the Company Group.

          5.2    Certain Agreements and Consents by Note Holders.

                At no time during the Bank Financing Period shall the Indenture Trustee or any Second Mortgage Note Holder:

    (a)
    request judicial relief in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of Bank Secured Obligations that would limit, invalidate, avoid or set aside any lien securing the Bank Secured Obligations or Bank Security Document or subordinate the lien securing the Bank Secured Obligations to the liens securing the Second Mortgage Notes Secured Obligations or grant the lien securing the Second Mortgage Notes Secured Obligations equal ranking to the liens securing the Bank Secured Obligations;

    (b)
    oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of lien securing the Bank Secured Obligations made by any holder of Bank Secured Obligations in any Insolvency or Liquidation Proceeding;

    (c)
    oppose or otherwise contest any exercise by any holder of Bank Secured Obligations of the right to credit bid Bank Secured Obligations at any sale in foreclosure of lien securing the Bank Secured Obligations; or

    (d)
    oppose or otherwise contest any other request for judicial relief made in any court by any holder of Bank Secured Obligations relating to the enforcement of any lien securing the Bank Secured Obligations.

          If, in any Insolvency or Liquidation Proceeding during the Bank Financing Period, the Bank Agent and the Bank Lenders:

    (a)
    consent to any order for use of cash collateral for payment (i) of expenses reasonably necessary or appropriate for the conduct of the Project or for the preservation of the Collateral, (ii) debt secured by liens upon the Collateral that are senior to the liens securing the Second Mortgage Notes Secured Obligations or (iii) administrative expenses arising in connection with the Insolvency or Liquidation Proceeding;

    (b)
    consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Bank Secured Obligations as adequate protection (or its equivalent) for the interests of the Bank Agent and the Bank Lenders in property subject to the liens securing the Bank Secured Obligations in connection with any order for use of cash collateral; or

    (c)
    consent to any order relating to any sale of assets of any Person within the Company Group and providing, to the extent the sale is to be free and clear of liens, that all such liens shall attach to the proceeds of the sale, and, in connection therewith, consent to and support before the court any request for Credit Bid Rights made by the Indenture Trustee or any Second Mortgage Note Holder (except that the Bank Agent and Bank Lenders need not admit, consent to or support any valuation of the Collateral alleged in support of the allowance of any secured claim based upon the liens securing the Second Mortgage Notes Secured Obligations), then, so long as the Bank Agent and the Bank Lenders do not oppose or otherwise contest any request made by the Indenture Trustee or any Second Mortgage Note Holder (which may be made only if, pursuant to any such order, the Bank Agent and the Bank Lenders are, or are to be, granted a lien upon any property) for the grant to the Indenture Trustee, for the benefit of the Second Mortgage Note Holders and as adequate protection (or its equivalent) for the Indenture Trustee's interest in the Collateral pursuant to the liens securing the Second Mortgage Notes Secured Obligations of a junior lien upon such property that is co-extensive in all respects with, but subordinated (as set forth herein) in all respects to, all liens securing the Bank Secured Obligations upon such property and any such lien granted to the Bank Agent and the Bank Lenders pursuant to such order, the Indenture Trustee and the Second Mortgage Note Holders will not oppose or otherwise contest the entry of such order, except that any such order relating to a sale of assets may be opposed or otherwise contested by them (x) as necessary to secure the grant of Credit Bid Rights or (y) based on any ground that may be asserted by a holder of unsecured claims (but not except for Credit Bid Rights, on any grounds arising from or relating to any lien securing the Second Mortgage Notes Secured Obligations or any secured claim or secured creditor rights based on any lien securing the Second Mortgage Notes Secured Obligations).

          If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Bank Secured Obligations and on account of the Second Mortgage Notes Secured Obligations, then, to the extent the debt obligations distributed on account of the Bank Secured Obligations and on account of the Second Mortgage Notes Secured Obligations are secured by liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the liens securing such debt obligations.

          The Indenture Trustee and the Second Mortgage Note Holders will not assert or enforce, at any time during the Bank Financing Period, any claim under §506(c) of the United States

  Bankruptcy Code with respect to the liens securing the Bank Secured Obligations for costs or expenses of preserving or disposing of any Collateral.

          If, for purposes of valuation of the secured claims of the Bank Agent and Bank Lenders in any Insolvency or Liquidation Proceeding, the Bank Agent and Bank Lenders determine, and the Bank Agent notifies the Indenture Trustee, that the Collateral should be valued as of any particular time in the period from the date of commencement of such Insolvency or Liquidation Proceeding to the date of confirmation of any plan of reorganization or other dispositive restructuring plan therein, then the Indenture Trustee and the Second Mortgage Note Holders shall not oppose or otherwise contest that the date as of which such secured claims should be valued is the date chosen by the Bank Agent and Bank Lenders, but the Indenture Trustee and the Second Mortgage Note Holders shall remain free (a) to contest without any restriction any valuation claimed or asserted by the Bank Agent or the Bank Lenders as of such date and (b) to assert and seek relief determining that the Collateral should be valued at another date if a valuation at the other date would have the effect of placing a higher value upon the Collateral, taken as a whole. Notwithstanding the foregoing; the Indenture Trustee and the Second Mortgage Note Holders shall not have the right to assert the lack of adequate protection of their liens or the collateral securing the Second Mortgage Notes as a basis for opposing a motion or other relief sought in any Insolvency or Liquidation Proceeding and approved by the Bank Lenders.

          If, in connection with the approval by creditors of any plan of reorganization or other dispositive restructuring plan in any Insolvency or Liquidation Proceeding, either:

    (a)
    secured claims based upon the Second Mortgage Notes Secured Obligations and secured claims based upon the Bank Secured Obligations are classified in the same class of secured claims; or

    (b)
    secured claims based upon the Second Mortgage Notes Secured Obligations are classified in a separate class from secured claims based upon the Bank Secured Obligations and are treated under such plan as an impaired secured class, and such plan could not lawfully be confirmed or approved by the court in such Insolvency or Liquidation Proceeding unless the class of secured claims based upon the Second Mortgage Notes Secured Obligations votes, as a class, to accept such plan, then the holders of secured claims based upon the Second Mortgage Notes Secured Obligations shall not vote such secured claims to accept such plan if: (i) the Bank Agent notifies the holders of such secured claims (in such manner and to such Person at such addresses as the Indenture Trustee may direct), at least 10 Business Days before ballots are due in the voting on such plan, that fewer than the holders of two-thirds in amount of secured claims based upon the Bank Secured Obligations will vote, as a separate class (or as if they were a separate class), to accept such plan, (ii) such notice is not withdrawn by the Bank Agent by written notice to the Indenture Trustee or the Second Mortgage Note Holders and (iii) such plan is not accepted by the holders of secured claims based upon the Bank Secured Obligations voting as a separate class (or as if they were a separate class).

          The Indenture Trustee shall provide the Bank Agent with such information as may be available to the Indenture Trustee as to the names and notice addresses of the holders of secured claims based upon the Second Mortgage Notes. The notice described in clause (i) of the preceding paragraph shall be conclusively deemed sufficiently given if mailed by ordinary mail, postage prepaid, to such names and addresses. No ballot voting a secured claim based upon the Second Mortgage Notes Secured Obligations shall be delivered in respect of any such plan by any holder of secured claims based upon the Second Mortgage Notes Secured Obligations prior to the last date on which the notice described in clause (i) may be given by the Bank Agent. Any ballot cast in violation of this section will be invalid.

          5.3    Avoidance of Bank Secured Obligations in Bankruptcy.    If (a) any lien securing a Bank Secured Obligation is avoided in any Insolvency or Liquidation Proceeding, (b) by reason of such avoidance, there is a resultant reduction (a "Bank Secured Claim Reduction") in the amount of the secured claims (without regard to unsecured claims) that, but for such avoidance, would have been allowed in such Insolvency or Liquidation Proceeding on account of claims based upon Bank Secured Obligations, and (c) a distribution is made in such Insolvency or Liquidation Proceeding on account of secured claims (without regard to any unsecured claims) based upon Second Mortgage Notes Secured Obligations, whether such distribution is made in cash, securities or otherwise, or the Indenture Trustee receives any proceeds from the foreclosure or other enforcement of the liens securing the Second Mortgage Notes Secured Obligations (such distribution or receipt, a "Mortgage Note Recovery"), then a portion of such Mortgage Note Recovery (the "Shareable Recovery") determined by multiplying:

    (i)
    a percentage by dividing (A) the aggregate amount allowed in such Insolvency or Liquidation Proceeding on account of all unsecured claims based upon Bank Secured Obligations (after giving effect to such avoidance) by (B) the aggregate amount allowed in such Insolvency or Liquidation Proceeding on account of all unsecured claims based upon Bank Secured Obligations (after giving effect to such avoidance) and all secured and unsecured claims based upon Second Mortgage Notes Secured Obligations; by

    (ii)
    the lesser of (A) the amount of such Bank Secured Claim Reduction and (B) the amount of such Mortgage Note Recovery,

  shall be received and held by the Indenture Trustee subject to an option, exercisable solely by the Bank Agent by written notice delivered to the Indenture Trustee no later than the 20th Business Day after the latest of:

    (1)
    the date on which such Mortgage Note Recovery is received;

    (2)
    the date on which the amount (if any) of secured claims and unsecured claims based on the Bank Secured Obligations and the Second Mortgage Notes Secured Obligations are allowed in such Insolvency or Liquidation Proceeding; and

    (3)
    the date on which the amount of such Bank Secured Claim Reduction is determined,

  to exchange the Shareable Recovery (in the form received, with any interest accrued thereon) for an equivalent amount (net of any such accrued interest) of unsecured claims allowed in such Insolvency or Liquidation Proceeding based upon Bank Secured Obligations or for any substantially contemporaneous distribution (exchanged in the form received, with any interest accrued thereon) made in such Insolvency or Liquidation Proceeding on account of such equivalent amount of unsecured claims based upon Bank Secured Obligations. Such exchange shall be made by each party thereto without any recourse, representation, warranty or liability whatsoever.

          5.4    No Other Restrictions on Note Holders.    Notwithstanding any other provision of this Agreement to the contrary, except as expressly provided herein the Second Mortgage Note Holders shall not, in any Insolvency or Liquidation Proceeding, be restricted in voting any secured claims based upon the Second Mortgage Notes Secured Obligations and will not be in any respect restricted in voting any unsecured claims based upon the Obligations outstanding under the Second Mortgage Notes.

6.    Default Purchase Option.    The Bank Agent hereby grants the Indenture Trustee the right (without any obligation) to purchase, at any time during the period that begins when all commitments to extend credit constituting all Bank Secured Obligations have terminated and all Bank Secured Obligations have matured (whether at the stated maturity, upon acceleration or otherwise, including by virtue of the commencement of an Insolvency or Liquidation Proceeding) and ends on the 45th day after receipt by the Indenture Trustee of written notice of such maturity from the Bank Agent, all, but not less than all, of the principal of and interest on and all prepayment or acceleration penalties and premiums in respect of all Bank Secured Obligations outstanding at the time of purchase and all other Bank Secured Obligations then outstanding, together with all liens securing such Bank Secured Obligations and all guarantees and other supporting obligations relating to such Bank Secured Obligations:

    (a)
    for a purchase price equal to 100% of the principal amount and accrued interest outstanding on the Bank Secured Obligations on the date of purchase (including fees and interest accruing after the commencement of a Liquidation or Insolvency Proceeding at the rate provided for in the Bank Credit Agreement (regardless of whether such item is an allowed claim under applicable law) and any costs of collection) plus all other Bank Secured Obligations (including any LIBOR breakage costs but excluding any prepayment or acceleration penalty or premium) then unpaid;

    (b)
    with such purchase price payable in cash on the date of purchase against transfer to an Eligible Purchaser or its nominee or transferee (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Bank Secured Obligations or the validity, enforceability, perfection, priority or sufficiency of any lien securing or guarantee or other supporting obligation for any Bank Secured Obligations or as to any other matter whatsoever, except only the representation and warranty that the transferor is transferring free and clear of all liens and encumbrances (other than that will be satisfied and discharged concurrently with the closing of the purchase from the proceeds of the purchase price), and has good right to convey, whatever claims and interests it purports to have in respect of Bank Secured Obligations and any such liens, guarantees and supporting obligations pursuant to the Bank Financing Agreements);

    (c)
    with such purchase accompanied by a deposit of cash collateral under the dominion and control of the Bank Agent in an amount equal to 105% of the undrawn amount of each letter of credit then outstanding as Bank Secured Obligations, as security for the additional obligation of the purchaser to purchase, at par plus accrued interest, the reimbursement obligation in respect of such letter of credit as and when such letter of credit is funded and to pay all Bank Secured Obligations then outstanding relating to such letter of credit; and

    (d)
    pursuant to an Assignment and Assumption Agreement in the form of Exhibit E to the Bank Credit Agreement and otherwise consistent with this Section.

7.    Representations and Warranties.    Each Project Credit Party represents and warrants to each other Project Credit Party as follows:

          7.1    Organization.    It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

          7.2    Authorization.    All actions necessary to authorize the execution, delivery and performance of this Agreement on behalf of such party have been duly taken, and all such actions continue in full force and effect as of the date hereof.

          7.3    Binding Agreement.    It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such party enforceable in accordance with its terms and subject to (a) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (b) principles of equity, which may apply regardless of whether a proceeding is brought in law or in equity.

          7.4    No Consent Required.    To the best of its knowledge, no consent of any other party and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery, or performance by such party of this Agreement or consummation by such party of the transactions contemplated by this Agreement.

          7.5    No Conflict.    None of the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) violate or conflict with any provision of the organizational or governing documents, if any, of such party; (b) to the best of its knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which such party is a party or to which any of its properties are subject; (c) to the best of its knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of such party pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument; (d) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency, or governmental or regulatory body of which it has knowledge against, or binding upon such party or upon any of the securities, properties, assets, or business of such party; or (e) to the best of its knowledge, constitute a violation by such party of any statute, law, or regulation that is applicable to such party.

8.    Miscellaneous Provisions.

          8.1    Notices; Addresses.    Any communications between the Project Credit Parties hereto or notices herein to be given may be given to the following addressees:

If to the Bank Agent:	Deutsche Bank Trust Company Americas 31 West 52nd Street New York, New York 10019
Attn:
	Phone:	( )
	Fax:	( )
If to the Indenture Trustee:	Wells Fargo Bank, National Association, as Indenture Trustee, MAC: N303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479
	Attn: Phone: Fax:	Michael Slade (612) 667-0266 (612) 667-2160

  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that any communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

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          8.2    Further Assurances.    Each Project Credit Party (a) shall deliver to each other Project Credit Party, to the Disbursement Agent and to the Securities Intermediary such instruments, agreements, certificates and documents as any such Person may reasonably request to confirm the validity and priority of the liens on and security interests in the Collateral granted pursuant to the Security Documents as affected hereby, (b) shall fully cooperate with each other, with the Disbursement Agent and with the Securities Intermediary, and (c) shall perform all additional acts reasonably requested by any such Person to effect the purposes of this Agreement.

          8.3    Waiver.    Any waiver, permit, consent or approval or any kind or character on the part of any of the Project Credit Parties, the Disbursement Agent or the Securities Intermediary of any Potential Event of Default, Event of Default or other breach or default under this Agreement, any Security Document or any other Financing Agreement, or any waiver on the part of any of the Project Credit Parties, the Disbursement Agent or the Securities Intermediary, of any provision or condition of this Agreement or any other operative document, must be in writing and shall be effective only to the extent in such writing specifically set forth.

          8.4    Entire Agreement.    This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect. As among the Project Credit Parties, in the event of any conflict between the terms of this Agreement and the terms of the Disbursement Agreement, the terms of this Agreement shall control.

          8.5    Governing Law.    This Agreement shall be governed by the laws of State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

          8.6    Severability.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

          8.7    Headings.    Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

          8.8    Limitations on Liability.    No claim shall be made by any Project Credit Party or any of its Affiliates against any other Project Credit Party, the Disbursement Agent, the Securities Intermediary or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or any act or omission or event occurring in connection therewith; and each Project Credit Party hereby waives, releases and agrees not to sue upon any such claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          8.9    Consent of Jurisdiction.    Any legal action or proceeding arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each Project Credit Party, accepts, for its and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Prentice-Hall Corporation System Inc. as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. Each Project Credit Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other operative document brought before the foregoing courts on the basis of forum non-conveniens.

          8.10    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement shall terminate upon the earlier to occur of (i) Discharge of the Bank Secured Obligation and (ii) Discharge of the Second Mortgage Notes Secured Obligations. Upon Discharge of the Bank Secured Obligation, the Bank Agent agrees to deliver any and all Collateral of which it has possession, either directly or through an agent, custodian or other representative to the Indenture Trustee and to notify each Securities Intermediary, each counterparty to a Consent and such other Persons as the Indenture Trustee may reasonably request that the Bank Credit Facility has been terminated and discharged in full.

          8.11    Counterparts.    This Agreement may be executed in one or more duplicate counterparts and when signed by all of the Project Credit Parties listed below shall constitute a single binding agreement.

          8.12    No Third Party Beneficiaries.    Except for the Bank Lenders, the Second Mortgage Note Holders, the Disbursement Agent and the Securities Intermediary, the Project Credit Parties do not intend the benefits of this Agreement to inure to the benefit of nor shall it be enforceable by any third party (including, without limitation, any other Funding Agent, the Company or any of its Affiliates) nor shall this Agreement be construed to make or render any Project Credit Party liable to any third party (including, without limitation, any other Funding Agent, the Company or any of its Affiliates) for the performance or failure to perform any obligations hereunder.

          8.13    Amendment for New Project Credit Parties.    Upon any refinancing of any Facility, or the incurring of other Indebtedness of the Company (subject to the rights of the existing Project Credit Parties under their respective Financing Agreements with respect to any such refinancing or other Indebtedness), the applicable lender shall be bound by the terms of this Agreement and such lender, or an agent or trustee on its behalf, and the Project Credit Parties shall execute and deliver an amendment to this Agreement to make such Person a Credit Party hereunder.

          8.14    Trust Indenture Act.    The parties do not intend that the provisions of this Agreement violate the requirements of the Trust Indenture Act of 1939, as amended.

          8.15    Reinstatement.    If the payment of any amount applied to any Bank Secured Obligations is later avoided, or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

    (a)
    to the fullest extent lawful, all claims for the payment of such amount as Bank Secured Obligations and, to the extent securing such claims, all such liens under the Bank Security Documents will be reinstated and entitled to the benefits hereof, and

    (b)
    if a Discharge of Bank Secured Obligations became effective prior to such reinstatement, all obligations of the Indenture Trustee and the Second Mortgage Note Holders that were terminated as a result of such Discharge of Bank Secured Obligations shall be concurrently reinstated to the extent such claims and liens under the Bank Security Documents are reinstated, beginning on such date but prospectively only (and not retroactively), as though no Bank Secured Obligations or liens under the Bank Security

      Documents had been outstanding at any time prior to such date and will remain effective until the claims for such amount are paid in full in cash.

                8.16    Attorneys' Fees.    Unless paid by the Company Group, the prevailing party in any dispute or controversy hereunder shall be entitled to an award of its reasonable attorneys' fees.

                IN WITNESS WHEREOF, the Project Credit Parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the day and year first above written.

Bank Agent:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
By:
Name: Title:
Indenture Trustee:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:

Name:

Title:

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FORM OF INTERCREDITOR AGREEMENT (Project Lenders)